REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS







                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




RTI Inc.


We hereby consent to the incorporation by reference in Registration No. 33-34063 of RTI Inc. and subsidiaries on Form S-8 of our report dated March 20, 1997, relating to the consolidated financial statements of RTI, Inc. included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.






                                                          /s/ BDO Seidman, LLP
                                                          ---------------------
                                                              BDO Seidman, LLP

Woodbridge, New Jersey

March 27, 1997